UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2011 (October 19, 2011)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is incorporated in this Item 1.01 by reference.

On October 19, 2011, Pool Corporation (the “Company”) entered into a $430 million unsecured syndicated senior credit facility (the “New Senior Credit Facility”) evidenced by a Credit Agreement (the “Credit Agreement”) among Pool Corporation, as US Borrower, SCP Distributors Canada Inc., as Canadian Borrower, SCP Pool B.V., as Dutch Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, JPMorgan Chase Bank, N.A., as Syndication Agent, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and certain other lenders party thereto.

The New Senior Credit Facility replaces, and refinances the outstanding balances under, the Company’s existing $240 million unsecured revolving credit facility established pursuant to the Amended and Restated Credit Agreement, dated December 20, 2007, which was scheduled to mature on December 20, 2012.  The increased borrowing capacity will be used to pay down the Company’s $100 million private placement notes that mature in February 2012, to fund future growth initiatives and for general corporate purposes.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Credit Agreement or the affiliates of such parties to provide commercial banking, investment banking, and other services for which the Company or its affiliates pay customary fees and commissions.

The Credit Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2011.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the New Senior Credit Facility, on October 19, 2011, Pool Corporation terminated its existing unsecured Amended and Restated Credit Agreement dated as of December 20, 2007, as amended, among Pool Corporation, as US Borrower, SCP Distributors Inc., as Canadian Borrower, with certain lenders and Wachovia Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender and JPMorgan Chase Bank, N.A., as Syndication Agent, which was scheduled to mature on December 20, 2012.

Item 2.02 Results of Operations and Financial Condition.

The following information is being provided under Form 8-K Item 2.02 and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report on Form 8-K into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts.

On October 20, 2011, Pool Corporation, a Delaware corporation, issued a press release announcing third quarter 2011 results, its New Senior Credit Facility and updating its 2011 earnings guidance range.

A copy of the press release is included herein as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2011, Pool Corporation and certain of its subsidiaries entered into the New Senior Credit Facility with Wells Fargo Bank, National Association, as the Administrative Agent, Swingline Lender and Issuing Lender.   Additionally, JPMorgan Chase Bank, N.A. served as Syndication Agent, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, served as joint lead arrangers and joint bookrunners, Regions Bank, Bank of America, N.A., and Capital One, N.A., served as documentation agents, and Comerica Bank, Union Bank, N.A., and Branch Banking and Trust Company also participated in the New Senior Credit Facility.

The Credit Agreement provides for increased borrowing capacity of up to $430 million under a revolving credit facility, which includes sublimits for the issuance of swingline loans in an aggregate amount of up to $25 million, standby letters of credit in an aggregate amount of up to $20 million, Euro denominated revolving loans for the Dutch Borrower of up to $10 million, and Canadian dollar loans for the Canadian Borrower of up to $20 million.  The Credit Agreement also provides for an increase option of up to $75 million.  The New Senior Credit Facility matures on October 19, 2016.  The Company may prepay amounts outstanding under the New Senior Credit Facility without penalty (other than LIBOR breakage costs) and may re-borrow any amounts prepaid.

Revolving borrowings by the Company under the New Senior Credit Facility bear interest, at the Company’s option, at either (a) a base rate, which is the highest of (i) the Wells Fargo Bank, National Association prime rate, (ii) the Federal Funds Rate plus .5%, and (iii) the LIBOR Market Index Rate plus 1% or (b) the London Interbank Offered Rate (LIBOR), in each case plus an applicable margin.  Borrowings by the Canadian Borrower bear interest, at the Canadian Borrower’s option at either (a) a base rate, which is the greatest of (i) the Canadian Reference Bank prime rate, (ii) the annual rate of interest equal to the sum of the CDOR Rate plus 1% and (iii) the LIBOR Market Index Rate plus 1% or (b) LIBOR, in each case plus an applicable margin.  Borrowings by the Dutch Borrower bear interest at LIBOR plus an applicable margin.  The interest rate margins on the borrowings and letters of credit are based on the Company’s leverage ratio and will range from 1.225% to 1.900% on LIBOR and swingline loans and from .225% to .900% on Base Rate and Canadian Base Rate loans.   Borrowings by the Company under the swingline are based on the LIBOR Market Index Rate plus any applicable margin.  The Company is also required to pay an annual facility fee ranging from .150% to .350%, with such spread in each case depending on the Company’s leverage ratio.  At closing, the New Senior Credit Facility had an outstanding balance of $166 million.

The Company’s obligations under the Credit Agreement are guaranteed by substantially all of its existing and future domestic subsidiaries pursuant to a Subsidiary Guaranty Agreement (the “Guaranty Agreement”).  The Credit Agreement and the Guaranty Agreement contain terms and provisions (including representations, covenants and conditions) customary for transactions of this type.  Financial covenants include maintenance of a maximum average total leverage ratio (average total funded debt /EBITDA) and a minimum fixed charge coverage ratio (EBITDAR/cash interest expense plus rental expense).  On the last day of each fiscal quarter, our maximum average total leverage ratio must be less than 3.25 to 1.00 and our minimum fixed charge coverage ratio must be greater than or equal to 2.25 to 1.00.  The New Senior Credit Facility limits the declaration and payment of dividends on our common stock to no more than 50% of the preceding year’s Net Income (as defined in the Credit Agreement), provided no default or event of default has occurred and is continuing or would result therefrom and the dividends are declared and paid in a manner consistent with our past practice.  The Company may repurchase shares of its common stock provided no default or event of default has occurred and is continuing or would result therefrom and our maximum average total leverage ratio (determined on a pro forma basis) is less than 2.50 to 1.00.  Other covenants include restrictions on the ability of the Company to grant liens, incur indebtedness, make investments, merge or consolidate, and sell or transfer assets.  Failure to comply with any of our financial covenants or any other terms of our New Senior Credit Facility could result in penalty payments, higher interest rates on our borrowings or the acceleration of the maturities of our outstanding debt.

The foregoing description of the New Senior Credit Facility is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2011.

Item 7.01 Regulation FD Disclosure.

On October 20, 2011, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Pool Corporation on October 20, 2011, announcing third quarter 2011 results, its New Senior Credit Facility and updating its 2011 earnings guidance range.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   POOL CORPORATION

                   By:          /s/ Mark W. Joslin
                   Mark W. Joslin
                   Vice President and Chief Financial Officer

Dated: October 20, 2011